SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 30, 2004

OMTOOL, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22871	02-0447481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8A Industrial Way Salem, NH		03079
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 898-8900

ITEM 5.       OTHER EVENTS

On March 30, 2004, Omtool, Ltd., a Delaware corporation (the “Company”), announced that it had completed a private placement of an aggregate of 300,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), at a purchase price equal to $12.00 per share (the “Private Placement”).  The shares were offered and sold only to “accredited investors”, as defined in Regulation D promulgated under the Securities Act of 1933, as amended.  The Company will issue 25,500 shares of Common Stock and warrants to purchase an additional 25,500 shares of Common Stock exercisable at $12.00 per share to the Company’s financial advisor in connection with the transaction.  The Company intends to use the net proceeds of this private placement for additional working capital and general corporate purposes.

In connection with the transaction, the Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale from time to time of the shares of the Common Stock issued in the transaction.

In addition, on March 30, 2004 the Company announced that its Board of Directors had approved a 2-for-1 stock split in the form of a stock dividend on the Common Stock.

A copy of the Stock Purchase Agreement is attached hereto as Exhibit 4.1, a copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and a copy of the Common Stock Warrant is attached hereto as Exhibit 4.3.  A copy of the press releases issued by the Company with respect to the Private Placement and the approval stock split in the form of a stock dividend are attached hereto as Exhibits 99.1 and 99.2, respectively.  Each of the foregoing exhibits is incorporated herein by reference.  The description of each of the foregoing documents contained in this Current Report on Form 8-K is qualified in its entirety by reference to such documents.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits.

Exhibit No.	Description of Exhibit

4.1	Stock Purchase Agreement

4.2	Registration Rights Agreement

4.3	Common Stock Warrant

99.1	Press Release of the Company, dated March 30, 2004

99.2	Press Release of the Company, dated March 30, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMTOOL, LTD.

Date: April 7, 2004	By:	/s/ Daniel A. Coccoluto
Daniel A. Coccoluto
Chief Financial Officer (Acting), Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Stock Purchase Agreement

4.2	Registration Rights Agreement

4.3	Common Stock Warrant

99.1	Press Release of the Company, dated March 30, 2004

99.2	Press Release of the Company, dated March 30, 2004